U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 2, 2005

REVCARE, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	84-1061382
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

0-17192

(Commission File Number)

5400 Orange Avenue, Suite 200, Cypress, CA  90630

(Address of principal executive offices)

Issuer’s telephone number (714) 995-0627

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

    On April 29, 2005, RevCare, Inc. and two of its wholly owned subsidiaries, Orange County Professional Services, Inc. and Impact  Seminars & Consulting, Inc., entered into an Exchange Agreement with Robert Perez, Barbara Perez and Impact Professional Services, LLC (collectively, the “Perez’s”) by which RevCare and its subsidiaries sold certain assets relating to operations in Hawaii and in exchange the Perez’s agreement to reduce the amount of debt owed by RevCare by $435,000 under an Amended and Restated Secured Convertible Promissory Note dated August 29, 2003 held by Robert Perez.  In addition to the Exchange Agreement, RevCare and its subsidiaries also entered into a Modification Agreement with respect to the aforementioned Note to effectuate the debt reduction, a one year Non-Competition Agreement not to compete for business with the Perez’s in Hawaii, and a one year Non-Solicitation Agreement by which the Perez’s will not solicit any customers of RevCare.  Upon the effectiveness of the transfer, our employment relationship with all of the employees of the Hawaii operation, including Mr. Robert Perez, was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVCARE, INC.

Date: May 02, 2005	By: /s/	Manuel Occiano
Manuel Occiano
Chief Executive Officer and
Acting Chief Financial Officer